Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2008, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-149314) and related Prospectus of Hatteras Financial Corp. dated April 14, 2008.

April 10, 2008

Greensboro, North Carolina